                                                    Registration No.
                                                                     -----------

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 ----------

                                  FORM S-8

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 ----------

                            HANCOCK FABRICS, INC.
           (Exact name of registrant as specified in its charter)

           Delaware                                             64-0740905
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                            3406 West Main Street
                         Tupelo, Mississippi  38801
         (Address of principal executive offices including zip code)

                HANCOCK FABRICS, INC. 1996 STOCK OPTION PLAN
                          (Full title of the plan)

                                 ----------

                    Bruce D. Smith, Senior Vice President
                         and Chief Financial Officer
                            Hancock Fabrics, Inc.
                            3406 West Main Street
                         Tupelo, Mississippi  38801
                               (601) 842-2834
                   (Name, address, including zip code, and
                  telephone number, including area code, of
                             agent for service)

                                 ----------
                                  Copy to:

                             GAIL P. CLARK, ESQ.
                    Donahue, Gallagher, Woods & Wood, LLP
                             1900 Kaiser Center
                             300 Lakeside Drive
                       Oakland, California  94612-3570

                                 ----------

================================================================================

                       CALCULATION OF REGISTRATION FEE

================================================================================

                                                                     Proposed            Proposed
                                                                      Maximum             Maximum
                     Title of                  Amount to             Offering            Aggregate           Amount of
                 Securities to be                  be                Price Per           Offering            Registra-
                    Registered                 Registered            Share (1)           Price (1)            tion Fee
-------------------------------------------------------------------------------------------------------------------------
                 Common Stock                  4,000,000             $12.5625             $50,250,000         $15,227
                 ($.01 par value)                                     -------             -----------         -------

                 Common Stock                  2,000,000
                 Purchase Rights


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to paragraphs (c) and (h) of Rule 457, based upon the average of the high and low prices of such common stock on the New York Stock Exchange on July 22, 1997, as reported in The Wall Street Journal.

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         ITEM 1. Plan Information.

         Not required to be filed with the Securities and Exchange Commission (the "Commission").

         ITEM 2. Registrant Information and Employee Plan Annual Information.

         Not required to be filed with the Commission.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3. Incorporation Of Documents By Reference.

         Hancock Fabrics, Inc. (the "Company") incorporates herein by reference the following documents filed with the Commission (File No. 1-9482):

         (a)     The registration statement on Form 10 filed pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description contained therein of common stock to be offered under the 1996 Stock Option Plan (the "Plan"), and any amendment or report filed for the purpose of updating such description; and

         (b) The Company's financial statements (and related notes or financial review) appearing in the Company's latest annual report to shareholders. (With the exception of those portions of the Company's annual reports to shareholders specifically incorporated by reference in this Registration Statement, the Company's annual reports to shareholders are not to be deemed filed as part hereof).

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company shall provide without charge to any participant in the Plan, upon written or oral request of such participant, a copy of any and all of the foregoing documents that have been incorporated by reference herein (not including exhibits to such documents unless such exhibits are specifically incorporated by reference herein into the information incorporated herein).
Any such request should be directed to the Secretary of Hancock Fabrics, Inc., P.O. Box 2400, Tupelo, Mississippi 38803-2400, telephone (601) 842-2834.

         Item 4. Description of Securities.

         Not applicable.

         Item 5. Interests of Named Experts and Counsel.

         The legality of the common stock offered hereby has been passed upon by Donahue, Gallagher, Woods & Wood, LLP, counsel for the Company, 1900 Kaiser Center, 300 Lakeside Drive, Oakland, California 94612-3570. As of July 15, 1997, partners and associates of the firm owned beneficially or of record an aggregate of 7,938 shares of common stock of the Company (including shares as to which beneficial ownership is disclaimed). George J. Barron, Gail P. Clark, and Andrew F. Lafrenz, partners of that firm, and Bruce D. Gillies, of counsel to that firm, each hold the offices of Assistant Vice President and Assistant Secretary of the Company.

         Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides that a corporation has the power to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such suit, action or proceeding "if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful." Such Section also provides that, except in certain specified circumstances, a corporation has the power to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit "if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation." Except in cases where the indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to, or in defense of any claim, issue or matter therein, indemnification (unless ordered by a court) is proper only if it is determined that the indemnitee has met the applicable standards quoted above (1) by majority vote of the directors who are not parties to such action, suit or proceeding, even though they constitute less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or
(3) by the shareholders. Section 145 further provides that its provisions respecting indemnification shall not be deemed exclusive of any nonstatutory indemnification right.

         Article Ninth of the Company's Certificate of Incorporation (the "Certificate") provides for indemnification, to the fullest extent authorized by Delaware law (as currently in effect or, to the extent indemnification is broadened, as it may be amended), for each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, partner, member or trustee of another entity). Such indemnification extends to all expense, liability or loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts to be paid in settlement) reasonably incurred by such person in connection therewith. Article Ninth provides that rights conferred thereby are contract rights and are not exclusive of any other rights that the indemnitee may acquire under any statute, provision of the Certificate or By-Laws of the Company, agreement, vote of shareholders or disinterested directors, or otherwise.

         The Company also maintains an insurance policy for directors and officers liability insurance, as authorized by Section 145 of the DGCL.

         Item 7. Exemption from Registration Claimed.

         Not applicable.

         Item 8. Exhibits.

         Exhibit No.              Description
         -----------              -----------

            4.1                   Certificate of Incorporation of Registrant (previously filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1992, and incorporated herein by reference).

            4.2                   Bylaws of Registrant (previously filed as Exhibits 3.2 and 4.2 to the Form 10-K and filed with the Commission on April 22, 1996, and incorporated herein by reference).

            4.3                   Rights Agreement between Registrant and C & S/Sovran Trust Company (Georgia), N.A., as
                                  amended March 14, 1991 and restated as of April 2, 1991 (filed as Exhibit 4.3 to the
                                  Form 10-K previously filed with the Commission on April 26, 1991, and incorporated herein by reference).

            4.4                   Amendment to Rights Agreement between Registrant and NationsBank of Georgia, N.A.


         Exhibit No.              Description
         -----------              -----------

                                  (formerly C & S/Sovran Trust Company [Georgia], N.A.) dated June 25, 1992 (previously filed as Exhibit 4.4 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference).

              4.5                 Agreement between Registrant and Continental Stock Transfer and Trust Company (as
                                  Rights Agent) dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the
                                  Form 10-K filed with the Commission on April 26, 1993, and incorporated herein by reference).

              4.6                 Credit Agreement among Registrant and NationsBank of Georgia, N.A., as Agent and
                                  Lenders as Signatories Hereto dated as of September 20, 1993 (previously filed as
                                  Exhibit 4.8 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference).

              5.1                 Opinion of Donahue, Gallagher, Woods & Wood, LLP as to the legality of the shares being registered.

             23.1                 Consent of Price Waterhouse LLP.

             23.2                 Consent of Donahue, Gallagher, Woods & Wood, LLP (included in Exhibit 5.1 to the
                                  Registration Statement).

             24.1                 Power of Attorney (included on page II-9 of the Registration Statement).



         Item 9. Undertakings.

                 (a)      The Registrant hereby undertakes:

                          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to the Registration Statement:

                          (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the"Securities Act");

                          (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes: that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.;

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on July 28, 1997.

                        HANCOCK FABRICS, INC.
                        (Registrant)

                        By /s/ Larry G. Kirk
                           --------------------------------
                           Larry G. Kirk,
                           Chairman of the Board,
                           Chief Executive Officer,
                           and Director


                              POWER OF ATTORNEY
        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry G. Kirk, Jack W. Busby, Jr. and Bruce D. Smith and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement and any or all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons, in the capacities indicated, in the City of Tupelo, State of Mississippi, on July 28, 1997.


        Signatures                      Title
        ----------                      -----

/s/ Larry G. Kirk                       Chairman of the Board,
------------------------------          Chief Executive Officer
    Larry G. Kirk                       and Director
                                        (Principal Executive Officer)

  /s/ Bruce D. Smith                    Senior Vice President and
------------------------------          Chief Financial Officer
      Bruce D. Smith                    (Principal Financial Officer)

/s/ Jack W. Busby, Jr.                  President, Chief Operating Officer
------------------------------          and Director
    Jack W. Busby, Jr.

/s/ R. Randolph Devening                Director
------------------------------
    R. Randolph Devening

                                        Director
------------------------------
      Don L. Fruge

   /s/ Donna L. Weaver                  Director
------------------------------
       Donna L. Weaver

                                EXHIBIT INDEX

         Exhibit No.              Description
         -----------              -----------

             4.1                  Certificate of Incorporation of Registrant (previously filed as Exhibits 3.1 and 4.1 to the Form 10-K filed with the Commission on April 27, 1992, and incorporated herein by reference).

             4.2                  Bylaws of Registrant (previously filed as Exhibits 3.2 and 4.2 to the Form 10-K and filed with the Commission on April 22, 1996, and incorporated herein by reference).

             4.3                  Rights Agreement between Registrant and C & S/Sovran Trust Company (Georgia), N.A., as
                                  amended March 14, 1991 and restated as of April 2, 1991 (previously filed as
                                  Exhibit 4.3 to the Form 10-K filed with the Commission on April 26, 1991, and incorporated herein by reference).

             4.4                  Amendment to Rights Agreement between Registrant and NationsBank of Georgia, N.A.
                                  (formerly C & S/Sovran Trust Company [Georgia], N.A.) dated June 25, 1992 (previously filed as Exhibit 4.4 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference).

             4.5                  Agreement between Registrant and Continental Stock Transfer and Trust Company (as
                                  Rights Agent) dated as of July 16, 1992 (previously filed as Exhibit 4.5 to the
                                  Form 10-K filed with the Commission on April 26, 1993, and incorporated herein by reference)

             4.6                  Credit Agreement among Registrant and NationsBank of Georgia, N.A., as Agent and
                                  Lenders as Signatories Hereto dated as of September 20, 1993 (previously filed as
                                  Exhibit 4.8 to the Form 10-K filed with the Commission on April 27, 1994, and incorporated herein by reference).

             5.1                  Opinion of Donahue, Gallagher, Woods & Wood, LLP as to the legality of the shares being registered.

            23.1                  Consent of Price Waterhouse LLP.

         Exhibit No.              Description
         -----------              -----------
            23.2                  Consent of Donahue, Gallagher, Woods & Wood, LLP (included in Exhibit 5.1 to the
                                  Registration Statement).

            24.1                  Power of Attorney (included on page II-9 of the Registration Statement).





                                      2